EXHIBIT 99.1

CONTACT:
Quinn Coburn
Vice President and CFO
(216) 676-2000

GrafTech Reports Fourth Quarter and Year Ended 2015 Results

INDEPENDENCE, Ohio - February 26, 2016 - GrafTech International Ltd. today announced financial results for the fourth quarter and full year ended December 31, 2015.

On August 17, 2015, GrafTech became an indirect wholly-owned subsidiary of Brookfield Asset Management Inc. (NYSE:BAM) (TSX:BAM.A) (Euronext:BAMA). In accordance with GAAP and using business combination accounting guidelines, results for the full year 2015 are presented in two distinct periods labeled as predecessor (which reflects the period prior to the Brookfield acquisition) and as successor (which reflects the period following the acquisition and includes the provisional purchase price allocation). Due to the different basis of accounting, the predecessor and successor results are not directly comparable, but for narrative purposes in this press release, the predecessor and successor results have been combined for ease of discussion and analysis.

2015 Fourth Quarter Review

•
Net sales were $154 million, a decrease of 41 percent, compared to net sales of $260 million in the fourth quarter of 2014. Lower sales volume and weaker pricing in both business segments drove the reduction in revenue.

•
Net loss was $(26) million, compared to a net loss of $(83) million in the same period of the prior year. The net loss in the fourth quarter of 2015 includes $3 million of special charges[1], net of tax. The fourth quarter of 2014 included special charges of $91 million, net of tax.

•	Adjusted net loss*, which excludes special charges, was $(23) million, compared to adjusted net income* of $8 million in the fourth quarter of 2014.

•	EBITDA*, which excludes special charges, was $7 million, versus $37 million in the same period of the prior year.

•	Net cash provided by operating activities was $19 million, compared to $38 million in the fourth quarter of 2014.

1 Special charges include rationalization and rationalization-related, impairment, valuation allowance, AGM customer bankruptcy, and proxy contest and transaction charges and expenses.

*Non-GAAP financial measures. See attached reconciliations.

Industrial Materials
Net sales for Industrial Materials declined to $119 million, compared to $206 million in the fourth quarter of 2014. The Industrial Materials business segment reported an operating loss of $(6) million, compared to $(58) million in the same period of the prior year. Adjusted segment operating loss* , which excludes special charges, was $(5) million in the fourth quarter of 2015, compared to adjusted segment operating income of $22 million in the fourth quarter of 2014 and $3 million in the third quarter of 2015. The reduction in segment revenue and adjusted operating income was largely due to lower graphite electrode shipments in response to weak global steel customer demand and lower realized graphite electrode pricing year-over-year.

		Combined
	Q4 2014	Q3 2015	Q4 2015
Industrial Materials net sales:	$206,099	$126,004	$119,143
Industrial Materials adjusted operating income:	21,981	3,030	(5,126)
Industrial Materials adjusted operating income margin:	10.7%	2.4%	(4.3)%
Engineered Solutions
Net sales for Engineered Solutions decreased to $35 million, compared to $54 million in the fourth quarter of 2014. The Engineered Solutions business segment reported break-even operating income, compared to an operating loss of $(7) million in the same period of the prior year. Adjusted segment operating income*, which excludes special charges, was $2 million in the fourth quarter of 2015, compared to $4 million in the fourth quarter of 2014. Weak demand for products serving the advanced consumer electronics industry and softness in advanced graphite materials product sales adversely impacted revenue and adjusted operating income.

		Combined
	Q4 2014	Q3 2015	Q4 2015
Engineered Solutions net sales:	$53,772	$34,184	$35,007
Engineered Solutions adjusted operating income:	3,834	(3,509)	2,190
Engineered Solutions adjusted operating income margin:	7.1%	(10.3)%	6.3%
Selling and Administrative and Research and Development Expense
Total company selling and administrative expense and research and development expenses, which include corporate expenses, were $24 million in the fourth quarter of 2015, compared to $41 million in the fourth quarter of 2014. Overhead expense in the fourth quarter of 2015 was negatively impacted by special charges of $3 million compared to special charges of $14 million in the prior year quarter. Excluding special charges in both periods, overhead declined $6 million, or 22 percent, year-over-year to $21 million in the fourth quarter of 2015, due to continued cost reduction efforts.

1 Special charges include rationalization and rationalization-related, impairment, valuation allowance, AGM customer bankruptcy, and proxy contest and transaction charges and expenses.

*Non-GAAP financial measures. See attached reconciliations.

Interest expense decreased to $7 million from $10 million in the same period of the prior year primarily resulting from the August 2015 prepayment of the Senior Subordinated Notes.
Outlook
In its January, 2016 report, the International Monetary Fund (IMF) estimated global growth at 3.6 percent in 2016, moderately higher than its 3.1 percent estimate for 2015. The report stated that in advanced economies a modest and uneven recovery is expected, while activity in emerging market and developing economies is projected to increase slightly after declining for five years in a row. The IMF also indicated that risks remain tilted to the downside and relate to the ongoing adjustments to the global economy.
In its Short Range Outlook released on October 12, 2015, the World Steel Association (WSA) forecast that global steel demand will decrease by 1.7 percent to 1,513 million tons in 2015, following growth of 0.7 percent in 2014. In 2016, WSA forecast that world steel demand will show growth of 0.7 percent and will reach 1,523 million tons.
Joel Hawthorne, Chief Executive Officer of GrafTech, commented, "We continue to manage through a very challenging operating environment in our end markets and will continue to aggressively reduce costs to improve our competitive position.  With the benefits of the investment made by Brookfield Asset Management, we remain focused on leveraging our core competencies that GrafTech has built over the past 129 years.”

About GrafTech
GrafTech International, an indirect wholly-owned subsidiary of Brookfield Asset Management, is a global company that has been redefining limits for more than 125 years. We offer innovative graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy applications and latest generation electronics. GrafTech operates 15 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Independence, Ohio, GrafTech employs approximately 1,900 people. For more information, call 216-676-2000 or visit www.GrafTech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: This news release and related discussions may contain forward-looking statements about such matters as: outlook for 2016 or beyond; future or targeted operational and financial performance; growth prospects and rates; the markets we serve and our position in those markets; future or targeted profitability, cash flow, liquidity, sales, costs and expenses, tax rates, working capital, production rates, inventory levels, debt levels, capital expenditures, EBITDA, cost savings and business opportunities and positioning; strategic plans; inventory and supply chain management; rationalization and related activities; the impact of rationalization, product line change, cost and liquidity initiatives; expected or targeted changes in production capacity or levels, operating rates or efficiency in our operations or our competitors' or customers' operations; future prices and demand for our products; product quality; diversification, new products, and product improvements and their impact on our business; the integration or impact of acquired businesses; divestitures, asset sales, investments and acquisitions that we may make in the future; possible debt or equity financing or

1 Special charges include rationalization and rationalization-related, impairment, valuation allowance, AGM customer bankruptcy, and proxy contest and transaction charges and expenses.

*Non-GAAP financial measures. See attached reconciliations.

refinancing (including factoring and supply chain financing) activities; our customers' operations, order patterns and demand for their products; the impact of customer bankruptcies; regional and global economic and industry market conditions, including our expectations concerning their impact on us and our customers and suppliers; conditions and changes in the global financial and credit markets; timing of filing of our reports with the SEC; the nature of any report on our financial statements; legal proceedings; our liquidity, capital resources, compliance with covenants under credit facilities and debt securities and possible consequences of non compliance and responses thereto; tax rates and the effects of jurisdictional mix; the impact of accounting changes; and currency exchange and interest rates and changes therein.
We have no duty to update these statements. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, due to various factors, including: litigation in relation to the recently consummated tender offer and merger transactions; failure to achieve production rate, inventory level, product development, capital expenditure level, cost savings, EBITDA or other targets or estimates; actual outcome of uncertainties associated with assumptions and estimates used when applying critical accounting policies and preparing financial statements; failure to successfully develop and commercialize new or improved products; adverse changes in cost, inventory or supply chain management; limitations or delays on capital expenditures; business interruptions, including those caused by weather, natural disaster, or other causes; delays or changes in, or non-consummation of, proposed asset sales, divestitures, investments or acquisitions; failure to successfully integrate or achieve expected savings, synergies, performance or returns expected from any completed asset sales, divestitures, investments or acquisitions; inability to protect our intellectual property rights or infringement of intellectual property rights of others; changes in market prices of our securities; changes in our ability to obtain new or refinance existing financing on acceptable terms or at all; inability to obtain amendments or waivers relating to covenants under credit facilities or debt securities; the possibility of limitations or qualifications on any report on our financial statements; adverse changes in labor relations; adverse developments in legal proceedings or investigations; non-realization of anticipated benefits from, or variances in the cost or timing of, organizational changes, rationalizations and restructurings; loss of market share or sales due to rationalization, product line changes, or pricing activities; negative developments relating to health, safety or environmental compliance, remediation or liabilities; downturns, production reductions or suspensions, or other changes in steel, electronics and other markets we or our customers serve; customer or supplier bankruptcy or insolvency events; political unrest that adversely impacts us or our customers' businesses; declines in demand; intensified competition and price or margin decreases; graphite electrode, needle coke and other competitive product manufacturing capacity increases; fluctuating market prices for our products, including adverse differences between actual graphite electrode prices and spot or announced prices; consolidation of steel producers; mismatches between manufacturing capacity and demand; significant changes in our provision for income taxes and effective income tax rate; changes in the availability or cost of key inputs, including petroleum, petroleum-based coke or energy; changes in interest or currency exchange rates; inflation or deflation; changes in capital structure or share ownership; failure to satisfy conditions to government grants; changes in or continuing uncertainty over fiscal or monetary policies or conditions in the U.S., Europe, China or elsewhere; changes in fiscal and monetary policy; a protracted regional or global financial or economic crisis; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. This news release does not constitute an offer or solicitation as to any securities.

1 Special charges include rationalization and rationalization-related, impairment, valuation allowance, AGM customer bankruptcy, and proxy contest and transaction charges and expenses.

*Non-GAAP financial measures. See attached reconciliations.

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unuaudited)

	Predecessor	Successor
	As of December 31, 2014	As of December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$17,550	$6,927
Accounts and notes receivable, net of allowance for doubtful accounts of $7,471 as of December 31, 2014 and $304 as of December 31, 2015	162,919	102,815
Inventories	382,903	295,462
Prepaid expenses and other current assets	81,623	21,674
Total current assets	644,995	426,878
Property, plant and equipment	1,500,821	660,880
Less: accumulated depreciation	846,781	23,347
Net property, plant and equipment	654,040	637,533
Deferred income taxes	16,819	15,327
Goodwill	420,129	172,059
Other assets	97,822	170,218
Total assets	$1,833,805	$1,422,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$86,409	$49,478
Short-term debt	188,104	4,772
Accrued income and other taxes	24,506	9,039
Rationalizations	9,563	3,048
Other accrued liabilities	43,319	29,779
Total current liabilities	351,901	96,116
Long-term debt	341,615	362,455
Other long-term obligations	107,566	95,485
Deferred income taxes	28,197	57,430

Stockholders’ equity:
Preferred stock, par value $.01, 10,000,000 shares authorized, none issued	—	—
Common stock, par value $.01, 225,000,000 shares authorized, 152,821,011 shares issued as of December 31, 2014 and 1,000 shares authorized and issued as of December 31, 2015	1,528	—
Additional paid – in capital	1,825,880	854,337
Accumulated other comprehensive loss	(336,524)	(10,257)
Accumulated deficit	(245,751)	(33,551)
Less: cost of common stock held in treasury, 15,922,729 shares as of December 31, 2014 and 0 as of December 31, 2015	(239,811)	—
Less: common stock held in employee benefit and compensation trusts, 80,967 shares as of December 31, 2014 and 0 shares as of December 31, 2015	(796)	—
Total stockholders’ equity	1,004,526	810,529
Total liabilities and stockholders’ equity	$1,833,805	$1,422,015

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Predecessor	Successor
	For the Three Months Ended December 31, 2014	For the Three Months Ended December 31, 2015

Net sales	$259,871	$154,150
Cost of sales	228,915	144,312
Gross profit	30,956	9,838
Research and development	6,300	1,688
Selling and administrative expenses	35,154	22,309
Rationalizations	(136)	438
Impairments	75,650	—
Operating loss	(86,012)	(14,597)

Other expense (income), net	543	(1,621)
Interest expense	9,834	7,215
Interest income	(73)	10
Loss before provision for income taxes	(96,316)	(20,201)

Provision for income taxes	(12,833)	6,047
Net loss	$(83,483)	$(26,248)

Basic loss per common share:
Net loss per share	$(0.61)	N/A
Weighted average common shares outstanding	136,441	N/A

Diluted loss per common share:
Net loss per share	$(0.61)	N/A
Weighted average common shares outstanding	136,641	N/A

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND RECONCILIATION
(Dollars in thousands, except per share amounts)
(Unaudited)

	Predecessor		Successor
	For the Year Ended December 31, 2014	For the Period January 1, 2015 Through August 14, 2015	For the Period August 15, 2015 Through December 31, 2015

Net sales	$1,085,304	$437,931	$248,741
Cost of sales	993,057	399,817	229,912
Gross profit	92,247	38,114	18,829
Research and development	14,844	5,556	2,348
Selling and administrative expenses	124,178	81,147	32,115
Impairments	197,220	35,381	—
Rationalizations	11,625	4,507	1,075
Operating loss	(255,620)	(88,477)	(16,709)

Other expense (income), net	2,445	1,335	(943)
Interest expense	37,057	27,118	10,916
Interest income	(330)	(367)	(11)
Loss before provision for income taxes	(294,792)	(116,563)	(26,671)

Provision for income taxes	(9,416)	4,086	6,880
Net loss	$(285,376)	$(120,649)	$(33,551)

Basic loss per common share:
Net loss per share	$(2.10)	$(0.88)	N/A
Weighted average common shares outstanding	136,155	137,152	N/A

Diluted loss per common share:
Net loss per share	$(2.10)	$(0.88)	N/A
Weighted average common shares outstanding	136,155	137,152	N/A

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Predecessor	Successor
	For the Three Months Ended December 31, 2014	For the Three Months Ended December 31, 2015
Cash flow from operating activities:
Net loss	$(83,483)	$(26,248)
Adjustments to reconcile net loss to cash provided by operations:
Depreciation and amortization	26,585	18,014
Impairments	75,650	—
Inventory write-downs	800	—
Deferred income tax provision	(11,060)	3,783
Post-retirement and pension plan changes	18,950	2,152
Stock-based compensation	1,568	—
Non-cash interest expense	4,588	1,565
Other charges, net	(1,680)	(720)
Net change in working capital*	8,269	26,810
Increase in long-term assets and liabilities	(2,173)	(6,153)
Net cash provided by operating activities	38,014	19,203
Cash flow from investing activities:
Capital expenditures	(15,667)	(13,203)
Proceeds from the sale of assets	963	90
Proceeds from derivative instruments	(1,452)	242
Other	178	—
Net cash used in investing activities	(15,978)	(12,871)
Cash flow from financing activities:
Short-term debt, net	(1,004)	(5,324)
Revolving Facility borrowings	40,000	40,000
Revolving Facility reductions	(53,000)	(47,000)
Principal payments on long-term debt	(34)	(171)
Purchase of treasury shares	(274)	—
Revolving Facility refinancing fees	(538)	—
Other	(60)	—
Net cash used in financing activities	(14,910)	(12,495)
Net increase (decrease) in cash and cash equivalents	7,126	(6,163)
Effect of exchange rate changes on cash and cash equivalents	(454)	(371)
Cash and cash equivalents at beginning of period	10,878	13,461
Cash and cash equivalents at end of period	$17,550	$6,927
* Net change in working capital due to the following components:
Accounts and notes receivable, net	$(1,227)	$7,403
Inventories	31,451	29,417
Prepaid expenses and other current assets	662	12,560
Decrease in accounts payable and accruals	(14,777)	(15,681)
Rationalizations	(3,061)	(2,114)
Increase in interest payable	(4,779)	(4,775)
Change in working capital	$8,269	$26,810

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Predecessor	Successor	Combined
	For the Period January 1, 2015 Through August 14, 2015	For the Period August 15, 2015 Through December 31, 2015	For the Year Ended December 31, 2015

Net sales	$437,931	$248,741	$686,672
Cost of sales	399,817	229,912	629,729
Gross profit	38,114	18,829	56,943
Research and development	5,556	2,348	7,904
Selling and administrative expenses	81,147	32,115	113,262
Rationalizations	4,507	1,075	5,582
Impairments	35,381	—	35,381
Operating loss	(88,477)	(16,709)	(105,186)

Other expense (income), net	1,335	(943)	392
Interest expense	27,118	10,916	38,034
Interest income	(367)	(11)	(378)
Loss before provision for income taxes	(116,563)	(26,671)	(143,234)

Provision for income taxes	4,086	6,880	10,966
Net loss	$(120,649)	$(33,551)	$(154,200)

NOTE ON RECONCILIATION OF CONSOLIDATED STATEMENTS OF OPERATIONS: On August 17, 2015, GrafTech became an indirect wholly-owned subsidiary of Brookfield Asset Management Inc. (NYSE:BAM) (TSX:BAM.A) (Euronext:BAMA). In accordance with GAAP and using business combination accounting guidelines, results for 2015 are presented in two distinct periods labeled as predecessor (to reflect the period prior to the Brookfield acquisition) and as successor (which reflects the period following the acquisition and includes the provisional purchase price allocation). Due to the different basis of accounting, the predecessor and successor results are not directly comparable, but for narrative purposes in this press release, the predecessor and successor results have been combined for ease of discussion and analysis.

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES SEGMENT DATA SUMMARY AND RECONCILIATION (Dollars in thousands) (Unaudited)
		Combined			Combined
	For the Three Months Ended December 31, 2014	For the Three Months Ended September 30, 2015	For the Three Months Ended December 31, 2015	For the Year Ended December 31, 2014	For the Year Ended December 31, 2015
Net sales:
Industrial Materials	$206,099	$126,004	$119,143	$840,103	$535,197
Engineered Solutions	53,772	34,184	35,007	245,201	151,475
Total net sales	$259,871	$160,188	$154,150	$1,085,304	$686,672

Segment operating income (loss):
Industrial Materials	(58,002)	(480)	(6,411)	(50,260)	(29,696)
Engineered Solutions	(6,568)	(8,070)	93	(138,271)	(15,825)
Corporate, R&D, and Other	(21,442)	(23,208)	(8,279)	(67,089)	(59,665)
Total segment operating loss	$(86,012)	$(31,758)	$(14,597)	$(255,620)	$(105,186)

Reconciling Items:

Rationalization and Rationalization Related and Impairment and Other Charges
Industrial Materials	$76,498	$272	$(148)	$110,150	$38,115
Engineered Solutions	1,199	2,040	1,853	148,416	10,318
Corporate, R&D, and Other	3,331	135	350	6,290	2,086
Mark-to-market Pension Adjustment
Industrial Materials	3,485	—	1,433	3,485	1,433
Engineered Solutions	9,203	—	244	9,203	244
Corporate, R&D, and Other	6,314	—	151	6,314	151
Proxy contest and transaction expenses
Industrial Materials	—	3,238	—	—	3,238
Engineered Solutions	—	2,521	—	—	2,521
Corporate, R&D, and Other	—	15,425	(59)	2,438	20,341
Total Reconciling Items	$100,030	$23,631	$3,824	$286,296	$78,447

Segment adjusted operating income (loss):
Industrial Materials	$21,981	$3,030	$(5,126)	$63,375	$13,090
Engineered Solutions	3,834	(3,509)	2,190	19,348	(2,742)
Corporate, R&D, and Other	(11,797)	(7,648)	(7,837)	(52,047)	(37,087)
Total adjusted operating income (loss)	$14,018	$(8,127)	$(10,773)	$30,676	$(26,739)

Adjusted operating income margin:
Industrial Materials	10.7%	2.4%	(4.3)%	7.5%	2.4%
Engineered Solutions	7.1%	(10.3)%	6.3%	7.9%	(1.8)%
Total adjusted operating income margin	5.4%	(5.1)%	(7.0)%	2.8%	(3.9)%
NOTE ON RECONCILIATION OF OPERATING INCOME DATA: Adjusted segment operating income is a non-GAAP financial measure that GrafTech calculates according to the schedule above, using GAAP amounts from the Consolidated Financial Statements. GrafTech believes that the excluded items are not primarily related to core operational activities. GrafTech believes that adjusted segment operating income is generally viewed as providing useful information regarding a segment's operating profitability. Management uses adjusted segment operating income as well as other financial measures in connection with its decision-making activities. Adjusted segment operating income should not be considered in isolation or as a substitute for segment operating income or other consolidated income data prepared in accordance with GAAP. GrafTech's method for calculating adjusted segment operating income may not be comparable to methods used by other companies.

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
RECONCILIATION OF OTHER NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

				Combined
	For the Three Months Ended December 31, 2014	For the Three Months Ended December 31, 2015	For the Year Ended December 31, 2014	For the Year Ended December 31, 2015

EBITDA	$36,969	$7,240	$121,429	$45,967
Adjustments
Depreciation and amortization	(22,952)	(18,014)	(90,751)	(72,707)
Rationalization related depreciation	(3,544)	—	(28,957)	(1,373)
Rationalizations	136	(438)	(11,626)	(5,581)
Impairments	(75,650)	—	(197,220)	(35,381)
Rationalizations related charges	(1,970)	(1,616)	(22,227)	(8,183)
Advanced graphite materials customer bad debt and inventory charge	—	—	(4,829)	—
Mark-to-market adjustment	(19,001)	(1,828)	(19,001)	(1,828)
Proxy contest and transaction expenses	—	59	(2,438)	(26,100)
Operating income (loss)	(86,012)	(14,597)	(255,620)	(105,186)
Other (expense) income, net	(543)	1,621	(2,445)	(392)
Interest expense	(9,834)	(7,215)	(37,057)	(38,034)
Interest income	73	(10)	330	378
Income taxes	12,833	(6,047)	9,416	(10,966)
Net loss	$(83,483)	$(26,248)	$(285,376)	$(154,200)

NOTE ON EBITDA RECONCILIATION: EBITDA is a non-GAAP financial measure that GrafTech currently calculates according to the schedule above, using historical or estimated target GAAP amounts as indicated above. GrafTech believes that EBITDA measures are generally accepted as providing useful information regarding a company’s ability to incur and service debt as well as productivity and cash generation. Management uses EBITDA measures as well as other financial measures in connection with its decision-making activities. EBITDA measures should not be considered in isolation or as a substitute for net income (loss), cash flows from operations or other consolidated income or cash flow data prepared in accordance with GAAP. GrafTech’s method for calculating EBITDA measures may not be comparable to methods used by other companies and is not the same as the method for calculating EBITDA measures under its senior secured revolving credit facility or other debt instruments.

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
RECONCILIATION OF OTHER NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

Adjusted Net Income (Loss) Reconciliation

	For the Three Months Ended December 31, 2014	For the Three Months Ended December 31, 2015
	Income (Loss)	Income (Loss)
Total Company
Net loss	$(83,483)	$(26,248)
Rationalizations, net of tax	(113)	1,360
Impairment, net of tax	66,067	—
Rationalization related, net of tax	3,554	—
Valuation allowance	10,055	231
Mark-to-market pension adjustment, net of tax	11,842	1,595
Adjusted net income (loss)	$7,922	$(23,062)

		Combined
	For the Year Ended December 31, 2014	For the Year Ended December 31, 2015
	Income (Loss)	Income (Loss)
Total Company
Net loss	$(285,376)	$(154,200)
Rationalizations, net of tax	7,646	4,666
Impairment, net of tax	142,633	30,902
Rationalization related, net of tax	33,922	5,301
Valuation allowance	75,771	15,440
Advanced graphite materials customer bad debt and inventory charge, net of tax	3,062	—
Proxy contest and transaction expenses, net of tax	1,521	16,436
Mark-to-market pension adjustment, net of tax	11,842	1,595
Adjusted net loss	$(8,979)	$(79,860)

NOTE ON RECONCILIATION OF EARNINGS DATA: Adjusted net income is a non-GAAP financial measure that GrafTech calculates according to the schedule above, using GAAP amounts. GrafTech believes that the excluded items are not primarily related to core operational activities. GrafTech believes that adjusted net income (loss) is generally viewed as providing useful information regarding a company's operating profitability. Management uses adjusted net income (loss) as well as other financial measures in connection with its decision-making activities. Adjusted net income should not be considered in isolation or as a substitute for net income or other consolidated income data prepared in accordance with GAAP. GrafTech's method for calculating adjusted net income may not be comparable to methods used by other companies.